EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Louis J. D’Ambrosio, Chief Executive Officer and President of Sears Holdings Corporation (the “Company”) and William K. Phelan, Senior Vice President, Acting Chief Financial Officer and Controller of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2011 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 18, 2011

/s/ Louis J. D’Ambrosio
Louis J. D’Ambrosio
Chief Executive Officer and President

/s/ William K. Phelan
William K. Phelan
Senior Vice President, Acting
Chief Financial Officer and Controller